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Exhibit (d)(6)

FORM OF STOCK OPTION SCHEDULE

ADDITIONAL TERMS AND CONDITIONS

    1.  In consideration for the grant of the Option, the Employee hereby agrees as follows:

        (a) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          (i)  The "Fair Market Value" of a share of Common Stock on any day shall be equal to the last sale price, regular way, of a share of Common Stock on such day, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal United States national securities exchange on which the Common Stock is listed or admitted to trading.

          (ii) "Stock Option" shall mean the Option and each other stock option to purchase shares of Common Stock (except stock options granted in lieu of an annual cash bonus) that has previously been granted to the Employee by the Company or any of its affiliates or predecessors-in-interest.

          (iii) "Stock Option Exercise Date" shall mean, with respect to each exercise of a Stock Option, the date upon which such Stock Option is exercised.

          (iv) "Restricted Period" shall mean, with respect to each exercise of a Stock Option, the period set forth in Section 1(c)(i) or (ii) hereof, respectively.

        (b) Forfeiture of Stock Options. If the Employee shall exercise a Stock Option at any time on or after the Grant Date and any of the events set forth in Section 1(c)(i) or (ii) hereof shall occur during the respective Restricted Period for such exercise, then:

          (i)  Refund of Stock Option Gains. The Employee shall immediately deliver to the Company with respect to such exercise, an amount in cash equal to:

            (A) the aggregate Fair Market Value, determined as of the Stock Option Exercise Date, of the shares of Common Stock issued upon such exercise; minus

            (B) the aggregate exercise price paid, whether in cash or by the delivery or withholding of shares of Common Stock, upon such exercise.

          (ii) Termination of All Stock Options. All Stock Options that would otherwise be outstanding shall terminate on the Stock Option Exercise Date.

        (c) Events Triggering Forfeiture. The events referred to in Section 1(b) hereof are as follows:

          (i)  Competing With the Company After Voluntary Termination of Employment and Prior to Six Months After the Stock Option Exercise Date. The Employee participating, as a director, officer, employee, agent, consultant or greater than 5% equityholder (collectively, "Participating"), in any of the following during the period of time commencing on the date upon which the Employee's status as a full-time employee of the Company or its affiliates is voluntarily terminated (the "Voluntary Employment Termination Date"), there being a presumption that any termination of employment is voluntary, and continuing until six months after the Stock Option Exercise Date (for the purpose of such event, the "Restricted Period"):

            (A) Participating in any manner in any enterprise that competes with, or is becoming a competitor of, the Company (if the Employee is a Corporate Employee) or any operating business unit of the Company in which the Employee has been employed within one year prior to the Voluntary Employment Termination Date (if the Employee is not a Corporate Employee) in any city in which the Company or such business unit, respectively, provides services or products on the Voluntary Employment Termination Date; or

            (B) Participating in any other organization or business, which organization or business, or which Participation therein, is or is becoming otherwise prejudicial to or in conflict with the interests of the Company.

          (ii) Engaging in Certain Activities After Voluntary Or Involuntary Termination of Employment and Prior to One Year After the Stock Option Exercise Date. The Employee engaging in any of the following activities during the period of time commencing on the date upon which the Employee's status as a full-time employee of the Company or its affiliates is voluntarily or involuntarily terminated (the "Employment Termination Date") and continuing until one year after the Stock Option Exercise Date (for the purpose of such events, the "Restricted Period"):

            (A) Solicitation of Customers or Prospective Customers. Directly or indirectly soliciting any of the following with respect to any of the services or products that the Company or any of its affiliates then provide to customers:

              (1) any person or entity that the Employee knew to be a customer of the Company or any of its affiliates; or

              (2) any person or entity whose business the Employee solicited on behalf of the Company or its affiliates during the one-year period preceding the Employment Termination Date.

            (B) Solicitation or Hiring of Employees. Directly or indirectly soliciting or hiring any person who then is an employee of the Company or any of its affiliates.

            (C) Disclosure of Confidential Information. Use, or disclosure, communication or delivery to any person or entity, of any confidential business information or trade secrets that the Employee obtained during the course of his or her employment with the Company or any of its affiliates (collectively, "Confidential Information"). Confidential Information includes, without limitation, the following:

              (1) non-public financial information;

              (2) non-public operational information, including, without limitation, information relating to business or market strategies, pricing policies and methodologies, research and development plans, or the introduction of new services or products;

              (3) information regarding employees, including, without limitation, names, addresses, contact information and compensation;

              (4) information regarding customers and suppliers, including, without limitation, names, addresses, contact information and requirements, and the terms and conditions of the business arrangements with such customers and suppliers;

              (5) information regarding potential acquisitions or dispositions of businesses or products; and

              (6) information relating to proprietary technological or intellectual property, or the operational or functional features or limitations thereof

        (d) Release of Forfeiture Obligations.

          (i)  Notwithstanding the foregoing, the Employee shall be released from (A) all of his or her obligations under Section 1(b) hereof in the event that a Change of Control (as hereinafter defined) occurs within three years prior to the Employment Termination Date, and (B) some or all of his or her obligations under Section 1(b) hereof in the event that the Committee (if the Employee is an executive officer of the Company) or the Company's Chief Executive Officer (if the Employee is not an executive officer of the Company) shall determine, in their respective sole discretion, that such release is in the best interests of the Company.

          (ii) "Change of Control" shall mean the first to occur of the following events: (A) the dissolution or liquidation of the Company; (B) a sale of substantially all of the property and assets of the Company; (C) a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or securities not issued by the Company; (D) a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which does not result in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or securities not issued by the Company, provided that the outstanding voting securities of the Company immediately prior to such business combination (or, if applicable, the securities of the Company into which such voting securities are converted as a result of such business combination) represent less than 50% of the voting power of the Company immediately following such business combination, (E) any date upon which the directors of the Company who were nominated by the Board of Directors for election as directors cease to constitute a majority of the directors of the Company or (F) a change of control of the Company of the type required to be disclosed in a proxy statement pursuant to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

        (e) Effect on Other Rights and Remedies. The rights of the Company set forth in this Section 1 shall not limit or restrict in any manner any rights or remedies which the Company or any of its affiliates may have under law or under any separate employment, confidentiality or other agreement with the Employee or otherwise with respect to the events described in Section 1(c) hereof.

        (f)  Certification Upon Exercise of Stock Options. Upon exercise of any Stock Option, the Employee shall certify on a form acceptable to the Committee that none of the events set forth in Section 1(c)(i) or 1(c)(ii) hereof shall have occurred.

        (g) Amendment of All Other Stock Option Agreements. All other stock option agreements covering Stock Options shall be deemed covered and amended by Section 1(b)(ii) and 1(f) hereof.

        (h) Reasonableness. The Employee agrees that the terms and conditions set forth in this Agreement are fair and reasonable and are reasonably required for the protection of the interests of the Company. If, however, in any judicial proceeding any provision of this

    Agreement is found to be so broad as to be unenforceable, the Employee and the Company agree that such provision shall be interpreted to be only so broad as to be enforceable.

    2.  Acceleration and Termination.

      (a) Termination of Status as Full-Time Employee.

        (i)  Termination at Age 62 or Older.

          (A) If the Employee's status as a full-time employee of the Company or any of its subsidiaries is terminated at age 62 or older for no reason, or for any reason other than Cause (as hereinafter defined), including, without limitation, by reason of death or Permanent Disability (as hereinafter defined), then:

            (1) if the Employee shall have been (or for any other purpose shall have been treated as if he or she had been) a continuous full-time employee of the Company or its subsidiaries for at least 10 years immediately prior to the date of termination of full-time status (the "Employment Termination Date"), then (a) the portion of the Option that has not vested on or prior to such date shall fully vest immediately prior to such date, and (b) subject to Section 2(a)(ii) hereof, the Option shall terminate upon the earlier of the Expiration Date or the third anniversary of the Employment Termination Date; and

            (2) if the Employee shall not have been (and shall not for any other purpose have been treated as if he or she had been) a continuous full-time employee of the Company or its subsidiaries for at least 10 years immediately prior to the Employment Termination Date, then, subject to Section 2(a)(ii) hereof (a) the portion of the Option that has not vested on or prior to such date shall terminate on such date, and (b) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the third anniversary of the Employment Termination Date.

          (B) If the Employee's status as a full-time employee of the Company or any of its subsidiaries is terminated at age 62 or older for Cause, then (1) the portion of the Option that has not vested on or prior to such date shall terminate on such date, and (2) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or three months after the Employment Termination Date.

          (C) "Cause" shall mean: (1) fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates; (2) conviction of a felony involving a crime of moral turpitude; (3) willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company; or (4) substantial and willful failure to render services in accordance with the terms of his or her employment (other than as a result of illness, accident or other physical or mental incapacity), provided that (a) a demand for performance of services has been delivered to the Employee in writing by the Employee's supervisor at least 60 days prior to termination identifying the manner in which such supervisor believes that the Employee has failed to perform and (b) the Employee has thereafter failed to remedy such failure to perform.

          [(D)  IF THE OPTIONEE IS A TAX RESIDENT OF FRANCE - Notwithstanding the foregoing, if the Employee's status as a full-time Employee of the Company or any of its subsidiaries is terminated at age 62 or older by reason of death, then (a) the portion of the Option that has not vested on or prior to such date shall fully vest immediately prior to such date and (b) the Option shall terminate six months after the date of death.]

        (ii) Lay-Off or Leave of Absence. If the Employee's status as a full-time employee of the Company or any of its subsidiaries is terminated by reason of a permanent or temporary lay-off or an approved leave of absence, then the Option shall thereafter be treated for all purposes under this Agreement as though such status had been voluntarily terminated by the Employee other than for death, Permanent Disability or Cause; provided, however, that if the Employee shall again become a full-time employee of the Company or any of its subsidiaries prior to the earlier of the Expiration Date or the first anniversary of the Employment Termination Date, then the Option shall thereafter be treated, for all purposes under this Agreement other than the vesting of any portion of the Option that shall have vested on or prior to such date, as though the Employee had not, prior to such date, ceased to be a full-time employee of the Company or its subsidiaries.

        (iii) Death or Permanent Disability at Age 61 or Younger.

      [IF THE OPTIONEE IS A TAX RESIDENT OF FRANCE - (A) If the Employee's status as a full-time employee of the Company or any of its subsidiaries is terminated at age 61 or younger by reason of the death of the Employee, then the portion of the Option that has not vested on or prior to the date of death shall fully vest immediately prior to such date, and the Option shall terminate six months after the date of death. If the Employee's status as a full-time employee of the Company or any of its subsidiaries is terminated at age 61 or younger by reason of the Permanent Disability of the Employee, then (1) the portion of the Option that has not vested on or prior to the Employment Termination Date shall terminate on such date and (2) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the Employment Termination Date.]

      [IF THE OPTIONEE IS NOT A TAX RESIDENT OF FRANCE - (A) If the Employee's status as a full-time employee of the Company or any of its subsidiaries is terminated at age 61 or younger by reason of the death or Permanent Disability of the Employee, then (1) the portion of the Option that has not vested on or prior to the Employment Termination Date shall terminate on such date and (2) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the Employment Termination Date.]

          (B) "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Employee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Board of Directors of the Company in such form and manner, and at such times, as the Board of Directors may require. Any determination by the Board of Directors of the Company that the Employee does or does not have a Permanent Disability shall be final and binding upon the Company and the Employee.

        (iv) Other Termination at Age 61 or Younger. If the Employee's status as a full-time employee of the Company or any of its subsidiaries is terminated at age 61 or younger for no reason, or for any reason other than death, Permanent Disability, permanent or temporary lay-off, or approved leave of absence, then (A) the portion of the Option that has not vested on or prior to the Employment Termination Date shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or three months after the Employment Termination Date.

      (b) Death Following Termination of Full-Time Status. Notwithstanding anything to the contrary in this Agreement, if the Employee shall die at any time after the termination of his or her status as a full-time employee of the Company or any of its subsidiaries and at a time when the Option is exercisable, then the Option shall remain exercisable until, and shall terminate upon, the earlier of the Expiration Date or [IF THE OPTIONEE IS A TAX RESIDENT OF FRANCE - six months after] [IF THE OPTIONEE IS NOT A TAX RESIDENT OF FRANCE - the first anniversary of] the date of such death.

      (c) Acceleration of Option.

[THE FOLLOWING SECTION 2(c) IS INCLUDED IF THE OPTIONEE PARTICIPATES
IN THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN]

        (i)  The Committee, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason.

        (ii) Unless the Committee, by vote of a majority of the directors of the Company who are, and immediately prior to such event were, members of the Committee, shall determine otherwise within ten business days thereafter, the Option shall fully vest with respect to all Option Shares upon the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing 30% or more of the voting power of the Company, provided, however, that the terms "person" and "entity," as used in this subsection (c)(ii), shall not include (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, or (C) any entity holding voting securities of the Company for, or pursuant to, the terms of any such plan.

        (iii) Notwithstanding anything to the contrary in this Agreement, upon the date of a Change of Control: (A) the portion of the Option that has not vested on or prior thereto shall fully vest on such date and (B) the Option shall remain exercisable until, and shall terminate upon, the earlier of the Expiration Date or, if applicable, the first anniversary of the date of the Employee's death.

[THE FOLLOWING SECTION 2(c) IS INCLUDED IF THE OPTIONEE DOES NOT
PARTICIPATE IN THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN]

    The Committee, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason. In addition, the Option shall fully vest with respect to all Option Shares upon the first to occur of the following:

          (i)  unless the Committee shall determine otherwise, the approval of any of the following by both the Board of Directors and the shareholders of the Company: (A) the dissolution or liquidation of the Company, (B) a sale of substantially all of the property and assets of the Company, (C) a reorganization, merger of consolidation of the Company the consummation of which would result in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or securities not issued by the Company, or (D) a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which would not result in the outstanding voting securities of the Company being exchanged for or converted into cash, property and/or securities not issued by the Company, provided that the outstanding voting securities of the Company immediately prior to such business combination (or, if applicable, the securities of the Company into which such voting securities are converted as a result of such business combination) would represent less than 50% of the voting power of the Company immediately following such business combination;

        (ii) Unless the Committee, by vote of a majority of the directors of the Company who are, and immediately prior to such event were, members of the Committee, shall determine otherwise within ten business days thereafter, the Option shall fully vest with respect to all Option Shares upon the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing 30% or more of the voting power of the Company, provided, however, that the terms "person" and "entity," as used in this subsection (c)(ii), shall not include (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, or (C) any entity holding voting securities of the Company for, or pursuant to, the terms of any such plan.

        (iii) Notwithstanding anything to the contrary in this Agreement, upon the date of a Change of Control: (A) the portion of the Option that has not vested on or prior thereto shall fully vest on such date and (B) the Option shall remain exercisable until, and shall terminate upon, the earlier of the Expiration Date or, if applicable, the first anniversary of the date of the Employee's death.

[THE FOLLOWING SECTION 2(c) IS INCLUDED IF THE OPTIONEE DOES NOT
PARTICIPATE IN THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN]

    The Committee, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason. In addition, the Option shall fully vest with respect to all Option Shares upon the first to occur of the following:

          (i)  unless the Committee shall determine otherwise, the approval of any of the following by both the Board of Directors and the shareholders of the Company: (A) the dissolution or liquidation of the Company, (B) a sale of substantially all of the property and assets of the Company, (C) a reorganization, merger of consolidation of the Company the consummation of which would result in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or securities not issued by the Company, or (D) a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which would not result in the outstanding voting securities of the Company being exchanged for or converted into cash, property and/or securities not issued by the Company, provided that the outstanding voting securities of the Company immediately prior to such business combination (or, if applicable, the securities of the Company into which such voting securities are converted as a result of such business combination) would represent less than 50% of the voting power of the Company immediately following such business combination;

          (ii) unless the Committee, by vote of a majority of the directors of the Company who are, and immediately prior to such event were, members of the Committee, shall determine otherwise within ten business days thereafter, the public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of such person or entity, has become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing 30% or more of the voting power of the Company, provided, however, that the terms "person" and "entity," as used in this subsection (ii), shall not include (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, or (C) any entity holding voting securities of the Company for or pursuant to the terms of any such plan;

          (iii) any date upon which the directors of the Company who were nominated by the Board of Directors for election as directors cease to constitute a majority of the directors of the Company, unless, prior to such date, the Board of Directors shall determine otherwise; or

          (iv) a change of control of the Company of the type required to be disclosed in a proxy statement pursuant to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, unless, prior to such change of control, the Board of Directors shall determine otherwise.

      (d) Certain Events Causing Termination of Option. Notwithstanding anything to the contrary in this Agreement, the Option shall terminate upon the consummation of any of the following events, or, if later, the thirtieth day following the first date upon which such event shall have been approved by both the Board of Directors and the shareholders of the Company, or upon such later date as shall be determined by the Committee:

          (i)  the dissolution or liquidation of the Company;

          (ii) a sale of substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise; or

          (iii) a reorganization, merger or consolidation of the Company that results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or securities not issued by the Company, unless the terms of such reorganization, merger or consolidation provide otherwise.

    3.  Adjustments. In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Option to terminate pursuant to Section 2(d) hereof, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

    4.  Exercise. The Option shall be exercisable during the Employee's lifetime only by the Employee or by his or her guardian or legal representative, and after the Employee's death only by the person or entity entitled to do so under the Employee's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares (the "Exercise Notice"), together with payment in full of such aggregate Exercise Price

[THE FOLLOWING BALANCE OF SECTION 4 IS INCLUDED IF THE OPTIONEE IS A TAX RESIDENT OF THE NETHERLANDS OR SWITZERLAND]

pursuant to the Company's cashless exercise program.

[THE FOLLOWING BALANCE OF SECTION 4 IS INCLUDED IF THE OPTIONEE IS
NOT A RESIDENT OF THE NETHERLANDS OR SWITZERLAND]

    pursuant to the Company's cashless exercise program or in cash or by check payable to the Company; provided, however, that payment of such aggregate Exercise Price may instead be made, in whole or in part, by the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock.

    5.  Payment of Withholding Taxes. If the Company is obligated to withhold an amount on account of any national, provincial, state, local or other governmental tax imposed as a result of the exercise of the Option, including, without limitation, any income tax, social or social security tax, disability insurance tax or other employment tax, then the Employee shall, concurrently with such exercise, pay such amount (the "Withholding Liability") to the Company

[THE FOLLOWING BALANCE OF SECTION 5 IS INCLUDED IF THE OPTIONEE IS
A TAX RESIDENT OF THE NETHERLANDS OR SWITZERLAND]

pursuant to the Company's cashless exercise program.

[THE FOLLOWING BALANCE OF SECTION 5 IS INCLUDED IF THE OPTIONEE IS
NOT A TAX RESIDENT OF THE NETHERLANDS OR SWITZERLAND]

    pursuant to the Company's cashless exercise program or in cash or by check payable to the Company; provided, however, that the Employee may instead pay all or any part of the Withholding Liability by either of the following methods:

      (a) by the delivery to the Company of a stock certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock; or

      (b) by instructing the Company to withhold shares of Common Stock otherwise issuable upon such exercise of the Option (such withholding to be valued on the basis of the aggregate Fair Market Value of the withheld shares on the date of such exercise), provided that if the Employee is then subject to Section 16(b) of the Exchange Act, such method of payment may only be used if, in the opinion of the General Counsel of the Company, such use would not cause the Employee to incur any liability pursuant to Section 16(b).

    6.  Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if, in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of, or to incur liability under, any federal, state or other securities law, or any rule, regulation or procedure of any national securities exchange upon which any securities of the Company are listed, or any listing agreement with any such securities exchange, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

    7.  Nontransferability. Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

    8.  Plan. The Option is granted pursuant to the Plan, as in effect on the Grant Date, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive the Employee, without his or her consent, of the Option or of any of the Employee's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon the Employee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to the Employee or any other person or entity then entitled to exercise the Option.

    9.  Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

    10. Employment Rights. No provision of this Agreement or of the Option granted hereunder shall (a) confer upon the Employee any right to continue in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of the Employee, with or without cause, or (c) confer upon the Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. The Employee hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment of the Employee at any time and for any reason, or for no reason, unless applicable law provides otherwise or unless the Employee and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

    11. Successors. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, on the one hand, and the Employee and his or her heirs, beneficiaries, legatees and personal representatives, on the other hand.

    12. Entire Agreement; Amendments and Waivers. This Agreement embodies the entire understanding and agreement of the parties with respect to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto. None of the terms and conditions of this Agreement may be amended, modified, waived or canceled except by a writing, signed by the parties hereto specifying such amendment, modification, waiver or cancellation. A waiver by either party at any time of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or consent to a future waiver of such terms and conditions or of any preceding or succeeding breach thereof, unless expressly so stated.

    13. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, United States of America, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any action, suit or proceeding to enforce the terms and provisions of this Agreement, or to resolve any dispute or controversy arising under or in any way relating to this Agreement, may be brought in the state courts for the County of Washoe, State of Nevada, United States of America, and the parties hereto hereby consent to the jurisdiction of such courts.

    14. Non-Qualified Stock Option. The Option is intended not to qualify as an incentive option under Section 422 of the United States Internal Revenue Code.

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FORM OF STOCK OPTION SCHEDULE